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                                                                   Exhibit 10.45

                         LICENSE AGREEMENT-ILION TO LTC

         This License Agreement ("Agreement") is made and entered into as of December 31, 2001 between Lithium Technology Corporation, a Delaware corporation ("LTC"), and Ilion Technology Corporation, a Delaware corporation ("Ilion").

                                    RECITALS

         WHEREAS, LTC and Ilion have entered into an Agreement to terminate the LTC-Ilion Merger Agreement (the "Merger Agreement"), and all related agreements (the "LTC-Ilion Termination Agreement").

         WHEREAS, the execution and delivery of this Agreement is a condition to the LTC-Ilion Termination Agreement.

         NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, Ilion and LTC agree as follows:

1. DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in this Agreement, shall have the meanings set forth in this Section.

         1.1. "Affiliate" means (a) any company or other entity of which either party to this Agreement now or hereafter owns fifty percent (50%) or more of the stock entitled to vote for the election of directors of such company or otherwise has voting control over such entity; (b) any company or other entity of which either party to this Agreement now or hereafter directly or indirectly owns fifty percent (50%) or more of the ownership interest (a "majority economic interest") in such company; or (c) any company or other entity in which voting control or a majority economic interest is directly or indirectly held by a parent company or other entity which also holds voting control of, or a majority economic interest in either party to this Agreement.

         1.2. "Licensed Products" means lithium-ion/lithium-ion polymer battery products, the manufacture, use, sale or other disposition of which would, but for the License granted hereunder, employ Technology licensed hereunder. Licensed Products does not include lithium metal polymer battery products.

         1.3. "Technology" means all product designs, processing techniques and knowledge known to "those skilled in the art" whether or not patented or patentable which Ilion owns or possesses on the date hereof and (1) has communicated to LTC or (2) was developed by LTC pursuant to the Merger Agreement between LTC and Ilion, solely as the foregoing relates to the materials, design and architecture of lithium-ion/lithium-ion polymer batteries and excluding any improvements to the Technology after the date of this Agreement. Schedule 1.3 hereto sets forth a

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list of certain, but not all, of the items included within the definition of
Technology.

2. LICENSE AND AGREEMENTS

         2.1 Non-Exclusive License. Subject to the terms and conditions stated herein, Ilion hereby grants, and LTC hereby accepts, a worldwide, non-exclusive, royalty-free, perpetual license under the Technology to make, have made for LTC, use, sell or otherwise dispose of the Licensed Products and to use the Technology solely in connection with the license granted herein (the "License"). The License shall continue until the termination of this Agreement in accordance with Section 4 hereof.

         2.2 Sublicense. LTC shall not have the right to sublicense the Technology except as may be necessary to have a third party manufacture, maintain or develop a Licensed Product for LTC. In addition, LTC may sublicense, assign or otherwise transfer the License to any entity that is directly or indirectly controlled by, controlling, or under common control with LTC.

         2.3 HPD Products. LTC agrees not to duplicate Ilion's High Power Device ("HPD") product or design or any other aspect of the HPD system that can be protected by patent or may not be determined by outside analysis.

         2.4 Power Conditioning Reliability Market. LTC agrees not to enter the power conditioning-reliability market for a period of two years after Proteus Power LLC (or its successor) ("Proteus") enters commercial production or three years after the date of this Agreement, whichever is earlier.

         2.5 LTC's Right to Use Certain Items. Subject to the above, Ilion acknowledges that LTC has the right to use all standard items of commerce in their products. Ilion also acknowledges LTC's right to use known conventional construction designs which exist in the commercial marketplace outside of Ilion-Proteus.

3. TECHNOLOGY PROTECTION

         3.1. Inspection/Manufacture. If Ilion has reasonable grounds to believe that LTC is infringing on Ilion's intellectual property rights, then Ilion shall provide notice of such to LTC. The notice shall set forth in reasonable detail the nature of the alleged infringement and the evidence supporting such. In such event, LTC shall permit a third party, to be mutually agreed upon by Ilion and LTC, to enter upon LTC's premises during normal business hours and upon reasonable advanced notice for the limited purpose of inspecting the alleged infringing manufacturing process and/or component as set forth in the aforesaid notice.

         3.2. Compliance with Laws. LTC shall comply with all applicable laws of the United Sates and all other appropriate jurisdiction and the regulations promulgated thereunder, in the manufacture, sales, use, disposition and installation of Licensed Products.
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4. TERM AND TERMINATION

         4.1 Term and Termination Dates. (a) This Agreement shall commence on December 31, 2001 and shall terminate simultaneously with and upon the earliest to occur of (i) any breach by LTC of any material provision of this Agreement and the failure by LTC to cure such breach within ten (10) days of notice of such breach or (ii) December 31, 2021.

         (b) In addition to the provisions of Section 4.1(a) , Ilion may terminate this Agreement immediately by notice to LTC, if voluntary or involuntary proceedings are instituted against LTC under any bankruptcy or insolvency laws by a party other than Ilion, an Ilion Affiliate or a party acting in conjunction with Ilion which proceedings are not dismissed or withdrawn within 60 days, or LTC makes an assignment for the benefit of its creditors or receiver or custodian is appointed for LTC or LTC's business is placed under attachment, garnishment or other process involving a significant portion of the business of LTC.

         4.2. Confidentiality. The termination of this Agreement shall not relieve LTC of its obligations of confidentiality pursuant to Section 5.1 of this Agreement.

5. CONFIDENTIALITY

         5.1 Confidentiality.

                  (a) LTC hereby acknowledges that the Technology is a valuable trade secret of Ilion. LTC shall maintain the Technology in confidence and shall cause its employees and agents to maintain the Technology in confidence during the term of this Agreement and thereafter following termination of this Agreement for a period of two (2) years. The foregoing confidentiality obligation shall not apply to Technology which:

                  (i) is or becomes public knowledge (through no failure of LTC to perform its obligations hereunder);

                  (ii) is in the future rightfully received from third parties by LTC free of any obligation to keep it confidential;

                  (iii) is now or in the future approved in writing by Ilion for release, publication, dissemination or use;

                  (iv) was rightfully known to LTC prior to its receipt from Ilion; or

                  (v) is required by applicable law to be disclosed to a governmental authority; provided, that to the extent permitted by applicable law, LTC shall use its reasonable efforts to obtain the agreement of such governmental authority to maintain the confidentiality of any such proprietary information.

                  The parties hereto acknowledge that the Licensed Products contain a high degree of proprietary Technology, and LTC shall treat and handle all technical information, design data,
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specifications and like material pertaining to the Licensed Products or any
Improvement in confidence and will use such material only to make, have made, use, sell or otherwise dispose of the Licensed Products. LTC shall return all Technology which is embodied in physical form to Ilion promptly upon the termination of this Agreement.

                  The parties shall take all reasonable steps to eliminate the risk of disclosure of the Technology, including, without limitation, ensuring that only employees with a need to know the Technology have access to the Technology and that such employees shall sign confidentiality agreements to treat the Technology as confidential information. LTC shall provide proper and secure storage for papers, drawings and other confidential matters.

                  LTC shall require any permitted sublicensee to sign an Agreement containing the same confidential provisions as are contained herein.

                  (b) LTC shall maintain any technology of Ilion in confidence and shall cause its employees and agents to maintain the Ilion technology in confidence during the term of this Agreement and thereafter following termination of this Agreement for a period of two (2) years on the terms set forth in Section 5.1(a).

         5.2 Injunctive Relief. LTC hereby acknowledges that damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in Sections 3 and 5.1 and, accordingly, Ilion shall be entitled to injunctive relief with respect to any such breach, including specific performance of such covenants, promises or agreements or an order enjoining LTC from any threatened, or from the continuation of any actual, breach of covenants, promises or agreements. The rights set forth in this Section shall be in addition to any other rights which Ilion may have at law or in equity.

6. MISCELLANEOUS

         6.1 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon LTC or Ilion under this Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at the telecopier number or its address as provided below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt to the following:
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                  Lithium Technology Corporation
                  5115 Campus Drive
                  Plymouth Meeting, PA  19462-1129
                  Attention David J. Cade
                  Fax:  610-940-6091

                  with a copy to:

                  Gallagher, Briody & Butler
                  155 Village Blvd.
                  2nd Floor
                  Princeton, NJ  08540
                  Fax:     609-452-6000
                  Attention:  Thomas P. Gallagher

                  Ilion Technology Corporation
                  Royal & SunAlliance Centre
                  Level 23
                  48 Shortland Street
                  Auckland, New Zealand
                  Attention: Robin Johannink
                  Fax:     011-64-9-306-1371

                  with a copy to:

                  Jones Young
                  ASB Bank Centre
                  Level 14
                  135 Albert Street
                  Auckland, New Zealand
                  Fax:  011-64-9-367-8799

         6.2 Nonwaiver. No failure or delay on either LTC or Ilion's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further excise thereof or of any other right.

         6.3 Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by LTC and Ilion. Such waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

         6.4 Assignments. No rights hereunder may be assigned and no duties hereunder may be delegated by LTC except with the express prior written consent of Ilion; provided, however, that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either party, shall acquire all interest of LTC hereunder, without the necessity of obtaining prior written consent.
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         6.5 Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         6.6 Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

         6.7 Entire Agreement. This Agreement constitutes and contains the entire agreement of LTC and Ilion and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting this License Agreement.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

         6.9 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York located in the County of New York and the federal courts of the United States of America located in such State and County. Each of the parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.1 will be deemed effective service of process on such party.

         6.10 JURY TRIAL. EACH OF LTC AND ILION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE.

         6.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.
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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.


                                  LITHIUM TECHNOLOGY CORPORATION


                                  By:    /s/ David J. Cade
                                     ------------------------------------------
                                         David J. Cade
                                         Chairman and Chief Executive Officer


                                  ILION TECHNOLOGY CORPORATION



                                  By:    /s/ Robin T. Johannink
                                     ------------------------------------------
                                         Robin Johannink
                                         Chairman and Chief Executive Officer